United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




  Date of Report (Date of earliest event reported): October 23, 2003



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




State of Incorporation                        IRS Employer Identification No.
       Delaware                                         06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 9 - Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On October 23, 2003, the registrant issued a press release setting forth its third quarter 2003 earnings. A copy of its press release is attached hereto as
Exhibit 99.1 and hereby incorporated by reference.


                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                PITNEY BOWES INC.
October 23, 2003





                                 /s/ B.P. Nolop
                                 ----------------------------------------------
                                 B. P. Nolop
                                 Executive Vice President and
                                 Chief Financial Officer
                                 (Principal Financial Officer)





                                 /s/ J.R. Catapano
                                 ----------------------------------------------
                                 J. R. Catapano
                                 Controller
                                (Principal Accounting Officer)

                                Index to Exhibit


Exhibit                Description
-------         ---------------------------------------------------
   99.1         Press release,  dated October 23, 2003.

                                                                  Exhibit 99.1
                                                                  ------------
FOR IMMEDIATE RELEASE
---------------------

PITNEY BOWES RESULTS IN LINE WITH GUIDANCE FOR THIRD QUARTER 2003
-----------------------------------------------------------------

       o  Revenue Growth of 2%
       o  Cash from Operations of $250 Million
       o  Acquisition of DDD Company
       o  1.3 Million Shares Repurchased

STAMFORD, Conn., October 23, 2003 - Pitney Bowes Inc. (NYSE: PBI) today announced third quarter 2003 revenue and earnings performance in line with previous guidance.
         Commenting on the quarter, Chairman and CEO Michael J. Critelli said, "We are pleased with the financial results that we achieved in the midst of lingering economic sluggishness worldwide. The strength of our business model is the ability to generate consistent earnings and cash from operations even in an unpredictable economy. During the quarter, we continued to implement our strategic imperatives to enhance our core businesses, streamline our infrastructure and execute our growth strategy. Key actions to enhance our future growth included our acquisition of the DDD Company earlier today, and continued investment in infrastructure improvements, organizational transformation and research and development."
         Revenue for the quarter grew two percent to $1.14 billion and net income was $118.5 million or $.50 per diluted share. In January this year the company announced a restructuring program to implement its growth plan and estimated a total of $100 million in after-tax charges over the 2003-2004 period. There were $28 million in after-tax charges associated with the program during the quarter, bringing the total to approximately $62 million in after-tax charges year-to-date. Excluding the quarter's after-tax restructuring charge of $.12 per diluted share, third quarter diluted earnings per share were $.62.

                                     (1)

         Consistent with its previously announced strategy to exit large-ticket, non-core financing activity, the company's third quarter 2003 diluted earnings per share included $.04 per share from non-core Capital Services operations compared to $.06 per diluted share in the third quarter of 2002.
         The company also generated $250 million in cash from operations during the quarter. Subtracting $76 million in capital expenditures and excluding $18 million in payments associated with the restructuring program, free cash flow was $192 million during the quarter. The company repurchased 1.3 million of its shares during the quarter for $50 million, leaving $160 million of authorization for future share repurchases in 2003 and 2004.
         In the Global Mailing Segment, revenue increased three percent and operating profit increased four percent. In the U.S., organic revenue growth was flat during the quarter. The continued effects of a sluggish economy were offset by favorable market acceptance of the productivity-enhancing digital mailing systems and good placements of mail creation products. The PSI Group celebrated its first year anniversary as a Pitney Bowes company in August. The company experienced continued operating profit improvement with the integration of previously acquired processing sites into its growing national network.
         Non-U.S. revenue grew at a double-digit rate as a result of favorable foreign currency exchange rates, but was flat on a local currency basis. Canada continued to have good revenue and operating profit growth driven by increased leasing of equipment, improved service revenue, and strong placements of high-end production mail systems. France experienced another quarter of excellent operating profit growth due to continued success in the integration of the Secap organization. In contrast, deteriorating economic conditions contributed to declining revenue in parts of Europe, such as Germany, and Asia.
         The Enterprise Solutions Segment includes Pitney Bowes Management Services (PBMS) and Document Messaging Technologies (DMT). The segment reported one percent decline in revenue while operating profit grew one percent versus the prior year.

                                     (2)

         PBMS reported flat revenue growth of $248 million when compared to the prior year, while operating profit grew one percent. During the quarter, PBMS continued its actions to offset economic sensitivity by reducing general and administrative expenses and diversifying into other market segments such as federal and state governments. The acquisition of the DDD Company demonstrates PBMS' strategy to accelerate diversification into the potentially lucrative government sector as well as to expand cross-selling opportunities.
         DMT reported revenue of $60 million for the quarter, a decrease of four percent from the prior year, but an increase of three percent from the prior quarter. Operating profit improved versus the prior year and versus the prior quarter. Even though orders for inserter equipment have been strong over the last several months, realization of these sales has been delayed due to the long lead times required to manufacture and deliver this customized equipment to customers.
         Total Messaging Solutions, the combined results of the Global Mailing and Enterprise Solutions segments, showed a two percent increase in revenue and a four percent increase in operating profit.
         In the Capital Services Segment, revenue for the quarter declined one percent while operating profit grew three percent. The segment benefited from the relatively good performance of core Capital Services assets, the sales of selected non-core Capital Services assets and continued low interest rates. Excluding the positive impact of lower interest expense, the earnings before interest and taxes (EBIT) for the segment declined by five percent compared to prior year. During the quarter, the company liquidated approximately $45 million of its assets held for sale, and continued to pursue the sale of other non-core lease assets on an economically advantageous basis, which resulted in the sale of an additional $58 million of assets from the portfolio during the quarter.
         The company expects year-over-year revenue growth for the fourth quarter to be in the range of two to four percent. The company is still finalizing future plans related to previously announced restructuring initiatives, a portion of which will be recorded in the fourth quarter of 2003. Therefore, earnings guidance is provided excluding the impact of these charges and the impact of any new accounting standards. Diluted earnings per share are expected to be in the range of $.65 to $.67 for the fourth quarter 2003.

                                     (3)

         In year-over-year comparisons, third quarter 2003 revenue included $322.1 million from sales of equipment and supplies, down three percent from the prior year; $214.7 million from rentals, up three percent; $134.6 million from core financing, flat with the prior year; $30.6 million from non-core financing down four percent; $275.8 million from business services, up six percent; and $159.3 million from support services, up eight percent. Net income for the quarter was $118.5 million, or $.50 per diluted share, down 18 percent compared to the third quarter of 2002. Included in net income for the period was a $43 million pre-tax restructuring charge. Excluding the after-tax impact of this charge, net income was $146.0 million and diluted earnings per share were $.62 in the third quarter of 2003, an increase of one percent compared to the prior year.
         For the nine-month period ended September 30, 2003, total revenue was $3.36 billion, up four percent compared to 2002. Included in total revenue was $940.8 million from sales of equipment and supplies, down three percent; $640.4 million from rentals, up four percent; $404.9 million from core financing, up two percent; $87.0 million from non-core financing down 16 percent; $827.7 million from business services, up 12 percent; and $461.0 million from support services, up eight percent. Net income for the period was $351.3 million or $1.49 per diluted share down 14 percent compared to 2002. Included in net income for the period was $96 million in pre-tax restructuring charges. Excluding the after-tax impact of these charges, net income was $413.0 million and diluted earnings per share were $1.75, an increase of one percent versus the prior year.
         Management of Pitney Bowes will discuss the company's financial results in a conference call today scheduled for 5:00 p.m. EDT. Instructions for listening to the conference call over the WEB are available on the Investor Relations page of the company's web site at www.investorrelations.pitneybowes.com.
-------------------------------------
         Pitney Bowes engineers the flow of communication. The company is a $4.4 billion global leader of integrated mail and document management solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.
                                            -------------------


         Pitney Bowes has presented in this earnings release net income and diluted earnings per share on an adjusted basis. Also, management has included a presentation of free cash flow on an adjusted basis and earnings before interest and taxes (EBIT).

                                     (4)

         Management believes this presentation provides a reasonable basis on which to present the adjusted financial information, and is provided to assist in investors' understanding of the Company's results of operations. The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP). However, the earnings per share and free cash flow results are adjusted to exclude the impact of special items such as restructuring charges and write downs of assets, which materially impact the comparability of the Company's results of operations. The adjusted financial information and certain financial measures such as EBIT are intended to be more indicative of the ongoing operations and economic results of the Company.
         This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with (GAAP). Further, our definition of this adjusted financial information may differ from similarly titled measures used by other companies.
         Pitney Bowes has provided in supplemental schedules attached for reference adjusted financial information and a quantitative reconciliation of the differences between the adjusted financial measures with the financial measures calculated and presented in accordance with GAAP, except with respect to our guidance because it would not be meaningful. Additional reconciliation of adjusted financial measures to financial measures calculated and presented in accordance with GAAP may be found at the Company's web site www.pitneybowes.com
                                                            -------------------
in the Investor Relations section.

         The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about possible restructuring charges and our future guidance, including our expected revenue in the fourth quarter and full year 2003, and our expected diluted earnings per share for the fourth quarter and for the full year 2003. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2002 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

================================================================================
Note: Consolidated statements of income for the three and nine months ended September 30, 2003 and 2002, and consolidated balance sheets at September 30, 2003, June 30, 2003, and September 30, 2002, are attached.

                                     (5)

                                                       Pitney Bowes Inc.
                                              Consolidated Statements of Income
                                                          (Unaudited)
                                                          -----------

(Dollars in thousands, except per share data)

                                                        Three Months Ended September 30,         Nine Months Ended September 30,
                                                   -------------------------------------      ----------------------------------
                                                              2003                  2002                 2003               2002
                                                   ---------------       ---------------      ---------------    ---------------
Revenue from:
   Sales                                           $       322,123       $       332,298      $       940,777    $       966,566
   Rentals                                                 214,720               208,182              640,424            615,839
   Core financing                                          134,611               134,271              404,903            395,236
   Non-core financing                                       30,557                31,930               86,962            102,926
   Business services                                       275,809               260,183              827,729            735,802
   Support services                                        159,329               147,207              461,041            428,535
                                                   ---------------       ---------------      ---------------    ---------------

          Total revenue                                  1,137,149             1,114,071            3,361,836          3,244,904
                                                   ---------------       ---------------      ---------------    ---------------

Costs and expenses:
   Cost of sales                                           143,792               146,651              431,268            439,018
   Cost of rentals                                          42,595                43,294              127,995            129,547
   Cost of core financing                                   34,943                37,510              106,940            110,152
   Cost of non-core financing                               11,869                10,278               32,109             32,055
   Cost of business services                               227,821               210,102              680,143            591,659
   Cost of support services                                 82,701                77,163              241,863            221,992
   Selling, general and administrative                     302,420               300,173              899,693            873,942
   Research and development                                 35,004                33,925              109,763            104,089
   Restructuring charge                                     43,109                     -               96,465                  -
   Interest, net                                            41,101                41,190              124,560            131,815
                                                   ---------------       ---------------      ---------------    ---------------

          Total costs and expenses                         965,355               900,286            2,850,799          2,634,269
                                                   ---------------       ---------------      ---------------    ---------------

Income before income taxes                                 171,794               213,785              511,037            610,635

Provision for income taxes                                  53,340                66,899              159,784            191,129
                                                   ---------------       ---------------      ---------------    ---------------

Net income                                         $       118,454       $       146,886      $       351,253    $       419,506
                                                   ===============       ===============      ===============    ===============

Basic earnings per share
   Net income                                      $          0.51       $          0.62      $          1.50    $          1.75
    Restructuring charge                                      0.12                     -                 0.26                  -
                                                   ---------------       ---------------      ---------------    ---------------

   Net income excluding restructuring charge       $          0.63       $          0.62      $          1.76    $          1.75
                                                   ===============       ===============      ===============    ===============

Diluted earnings per share
   Net income                                      $          0.50       $          0.61      $          1.49    $          1.73
    Restructuring charge                                      0.12                     -                 0.26                  -
                                                   ---------------       ----------------     ---------------    ---------------

   Net income excluding restructuring charge       $          0.62       $          0.61      $          1.75    $          1.73
                                                   ===============       ===============      ===============    ===============

Average common and potential common
   shares outstanding                                  236,084,234           240,323,222          236,312,471        242,545,228
                                                   ===============       ===============      ===============    ===============

Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.

                                                          Pitney Bowes Inc.
                                                     Consolidated Balance Sheets
                                                             (Unaudited)
                                                             -----------

(Dollars in thousands, except per share data)

Assets
------
                                                                 9/30/03           6/30/03          9/30/02
                                                           -------------     -------------    -------------
Current assets:
    Cash and cash equivalents                              $     285,254     $     358,167    $     268,487
    Short-term investments, at cost which
        approximates market                                        5,677             7,464           12,631
    Accounts receivable, less allowances:
        9/03 $36,791   6/03 $37,560   9/02  $34,064              420,100           417,157          423,160
    Finance receivables, less allowances:
        9/03 $60,897   6/03 $65,939   9/02  $68,228            1,357,041         1,388,248        1,675,731
    Inventories                                                  228,513           231,425          206,498
    Other current assets and prepayments                         194,043           192,679          172,568
                                                           -------------     -------------    -------------

          Total current assets                                 2,490,628         2,595,140        2,759,075
                                                           -------------     -------------    -------------

Property, plant and equipment, net                               631,320           647,682          595,875
Rental equipment and related inventories, net                    419,008           426,996          428,934
Property leased under capital leases, net                          2,191             2,245            1,719
Long-term finance receivables, less allowances:
        9/03 $80,202   6/03 $77,131   9/02  $66,395            1,608,752         1,637,674        1,799,052
Investment in leveraged leases                                 1,499,123         1,542,640        1,438,484
Goodwill                                                         899,023           911,347          809,690
Other assets                                                   1,101,664         1,108,596          923,622
                                                           -------------     -------------    -------------

Total assets                                               $   8,651,709     $   8,872,320    $   8,756,451
                                                           =============      ============    =============

Liabilities and stockholders' equity
------------------------------------
Current liabilities:
    Accounts payable and accrued liabilities               $   1,338,237     $   1,319,719    $   1,313,603
    Income taxes payable                                         195,428           170,863          231,115
    Notes payable and current portion of
        long-term obligations                                    565,124           582,203        1,568,571
    Advance billings                                             369,504           373,697          336,598
                                                           -------------     -------------    -------------

          Total current liabilities                            2,468,293         2,446,482        3,449,887
                                                           -------------     -------------    -------------

Deferred taxes on income                                       1,569,744         1,556,269        1,340,809
Long-term debt                                                 3,004,287         3,240,110        2,379,565
Other noncurrent liabilities                                     342,081           349,487          358,340
                                                           -------------     -------------    -------------

          Total liabilities                                    7,384,405         7,592,348        7,528,601
                                                           -------------     -------------    -------------

Preferred stockholders' equity in a
    subsidiary company                                           310,000           310,000          310,000

Stockholders' equity:
    Cumulative preferred stock, $50 par value,
        4% convertible                                                19                19               24
    Cumulative preference stock, no par value,
        $2.12 convertible                                          1,344             1,368            1,475
    Common stock, $1 par value                                   323,338           323,338          323,338
    Capital in excess of par value                                     -                 -                -
    Retained earnings                                          3,977,074         3,930,970        3,864,245
    Accumulated other comprehensive income                       (57,737)          (40,474)        (119,403)
    Treasury stock, at cost                                   (3,286,734)       (3,245,249)      (3,151,829)
                                                           -------------     -------------    -------------

          Total stockholders' equity                             957,304           969,972          917,850
                                                           -------------     -------------    -------------

Total liabilities and stockholders' equity                 $   8,651,709     $   8,872,320    $   8,756,451
                                                           =============     =============    =============


                                              Pitney Bowes Inc.
                                         Revenue and Operating Profit
                                             By Business Segment
                                              September 30, 2003
                                                 (Unaudited)

(Dollars in thousands)
                                                                                       %
                                                             2003           2002    Change
                                                      -----------    -----------    ------
Third Quarter
-------------

     Revenue
     -------

     Global Mailing                                   $   788,135    $   762,630        3%
     Enterprise Solutions                                 307,803        309,797       (1%)

                                                      -----------    -----------    ------
        Total Messaging Solutions                       1,095,938      1,072,427        2%
                                                      -----------    -----------    ------

     Non-core                                              30,557         31,930       (4%)
     Core                                                  10,654          9,714       10%
                                                      -----------    -----------    ------
     Capital Services                                      41,211         41,644       (1%)
                                                      -----------    -----------    ------

     Total Revenue                                    $ 1,137,149    $ 1,114,071        2%
                                                      ===========    ===========    ======

     Operating Profit (1)
     -------------------

     Global Mailing                                   $   236,268    $   226,121        4%
     Enterprise Solutions                                  19,056         18,914        1%

                                                      -----------    -----------    ------
        Total Messaging Solutions                         255,324        245,035        4%
                                                      -----------    -----------    ------

     Non-core                                              13,365         13,820       (3%)
     Core                                                   5,443          4,409       23%
                                                      -----------    -----------    ------
     Capital Services                                      18,808         18,229        3%
                                                      -----------    -----------    ------

     Total Operating Profit                               274,132        263,264        4%

     Unallocated amounts:
        Net interest (corporate interest expense,
          net of intercompany transactions)               (27,248)       (20,227)
        Corporate expense                                 (31,981)       (29,252)
        Restructuring charge                              (43,109)             -
                                                      -----------    -----------

     Income before income taxes                       $   171,794    $   213,785
                                                      ===========    ===========

(1) Operating profit excludes general corporate expenses, income taxes and net interest other than that related to finance operations.

                                              Pitney Bowes Inc.
                                         Revenue and Operating Profit
                                             By Business Segment
                                              September 30, 2003
                                                 (Unaudited)

(Dollars in thousands)
                                                                                   %
                                                            2003          2002  Change
                                                     -----------   -----------  ------
Year to Date
------------

     Revenue
     -------

     Global Mailing                                  $ 2,321,961   $ 2,211,924      5%
     Enterprise Solutions                                921,653       900,318      2%

                                                     -----------   -----------  ------
        Total Messaging Solutions                      3,243,614     3,112,242      4%
                                                     -----------   -----------  ------

     Non-core                                             86,962       102,926    (16%)
     Core                                                 31,260        29,736      5%
                                                     -----------   -----------  ------
     Capital Services                                    118,222       132,662    (11%)
                                                     -----------   -----------  ------

     Total Revenue                                   $ 3,361,836   $ 3,244,904      4%
                                                     ===========   ===========  ======

     Operating Profit (1)
     -------------------

     Global Mailing                                  $   692,939   $   652,789      6%
     Enterprise Solutions                                 46,729        58,849    (21%)

                                                     -----------   -----------  ------
        Total Messaging Solutions                        739,668       711,638      4%
                                                     -----------   -----------  ------

     Non-core                                             37,721        45,323    (17%)
     Core                                                 15,941        12,472     28%
                                                     -----------   -----------  ------
     Capital Services                                     53,662        57,795     (7%)
                                                     -----------   -----------  ------

     Total Operating Profit                              793,330       769,433      3%

     Unallocated amounts:
        Net interest (corporate interest expense,
          net of intercompany transactions)              (79,803)      (63,386)
        Corporate expense                               (106,025)      (95,412)
        Restructuring charge                             (96,465)            -
                                                     -----------   -----------

     Income before income taxes                      $   511,037   $   610,635
                                                     ===========   ===========

(1) Operating profit excludes general corporate expenses, income taxes and net interest other than that related to finance operations.

                                              Pitney Bowes Inc.
                     Reconciliation of Reported Consolidated Results to Adjusted Results
                                                 (Unaudited)

(Dollars in thousands, except per share amounts)

                                                      Three months ended        Nine months ended
                                                      September 30, 2003       September 30, 2003
                                                      ------------------       ------------------
GAAP income before income taxes, as reported          $          171,794       $          511,037
    Restructuring charge                                          43,109                   96,465
                                                      ------------------       ------------------
Income before income taxes, as adjusted                          214,903                  607,502
Provision for income taxes, as adjusted                           68,859                  194,511
                                                      ------------------       ------------------
Net income, as adjusted                               $          146,044       $          412,991
                                                      ==================       ==================


GAAP diluted earnings per share, as reported          $             0.50       $             1.49
    Restructuring charge                                            0.12                     0.26
                                                      ------------------        -----------------
Diluted earnings per share, as adjusted               $             0.62       $             1.75
                                                      ==================       ==================


GAAP net cash provided by operating activities,
  as reported                                         $          250,007       $          675,843
     Net investment in fixed assets                              (75,783)                (214,138)
                                                      ------------------       ------------------
Free cash flow                                                   174,224                  461,705
     Payments related to restructuring charge                     18,032                   41,754
                                                      ------------------       ------------------
Free cash flow excluding restructuring payments       $          192,256       $          503,459
                                                      ==================       ==================


                                                      Three months ended       Three months ended
                                                      September 30, 2003       September 30, 2002
                                                      ------------------       ------------------

GAAP Capital Services operating profit, as reported   $           18,808       $           18,229
     Capital Services interest expense                             7,362                    9,395
                                                      ------------------       ------------------
Earnings before interest and taxes (EBIT)             $           26,170       $           27,624
                                                      ==================       ==================

Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.